Exhibit 99.1

FOR:	AMPAL-AMERICAN ISRAEL CORPORATION
CONTACT:	Irit Eluz
CFO - SVP Finance & Treasurer
1 866 447 8636
irit@ampal.com

FOR:	KM/KCSA Investor Relations
CONTACT:	Roni Gavrielov
011-972-3-516-7620
roni@km-ir.co.il

Jeff Corbin / Marybeth Csaby / David Burke
212-896-1214 / 212-896-1236 / 212-896-1258
jcorbin@kcsa.com / mcsaby@kcsa.com / dburke@kcsa.com

AMPAL-AMERICAN ISRAEL CORPORATION PUBLISHED A PROSPECTUS IN ISRAEL FOR THE OFFERING OF SERIES B DEBENTURES

Tel Aviv, Israel – April 8, 2008 - Ampal-American Israel Corporation - (NASDAQ: "AMPL") announced today that it has published a prospectus in Israel for the offering to the public in Israel of Series B debentures in an aggregate amount of 320 million New Israeli Shekels (approx. 88 million US dollars) which will be listed only on the Tel Aviv Stock Exchange. The principal of the debentures will be repaid in 5 annual payments starting on January 31, 2012 and the interest will be paid in semi-annual payments starting on July 31, 2008. The offering is made to certain non-U.S. persons in accordance with Regulation S under the United States Securities Act of 1933, as amended.

The offering was rated A2 by Midroog Ltd. (an affiliate of Moody's Investors Service).

The debentures have not been and will not be registered under the United States Securities Act of 1933, as amended, and may not be offered or sold in the United States or to United States persons without registration unless an exemption from such registration is available. This notice does not constitute an offer to sell the debentures nor a solicitation for an offer to purchase the debentures. Further, this press release shall not constitute any offer, solicitation or sale of any debentures in any jurisdiction in which such offering sold would be unlawful.

There is no assurance that the offering of debentures will be completed.

About Ampal:

Ampal and its subsidiaries acquire interests primarily in businesses located in the State of Israel or that are Israel-related. The Company is seeking opportunistic situations in a variety of industries, with a focus on energy and related sectors. The Company’s goal is to develop or acquire majority interests in businesses that are profitable and generate significant free cash flow that Ampal can control. For more information about Ampal please visit our web site at www.ampal.com.

Safe Harbor Statement

Certain information in this press release includes forward-looking statements (within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934) and information relating to Ampal that are based on the beliefs of management of Ampal as well as assumptions made by and information currently available to the management of Ampal. When used in this press release, the words "anticipate," "believe," "estimate," "expect," "intend," "plan," and similar expressions as they relate to Ampal or Ampal's management, identify forward-looking statements. Such statements reflect the current views of Ampal with respect to future events or future financial performance of Ampal, the outcome of which is subject to certain risks and other factors which could cause actual results to differ materially from those anticipated by the forward-looking statements, including among others, the economic and political conditions in Israel, the Middle East, including the situation in Iraq, and the global business and economic conditions in the different sectors and markets where Ampal's portfolio companies operate. Should any of these risks or uncertainties materialize, or should underlying assumptions prove incorrect, actual results or outcome may vary from those described herein as anticipated, believed, estimated, expected, intended or planned. Subsequent written and oral forward-looking statements attributable to Ampal or persons acting on its behalf are expressly qualified in their entirety by the cautionary statements in this paragraph. Please refer to the Ampal's annual, quarterly and periodic reports on file with the SEC for a more detailed discussion of these and other risks that could cause results to differ materially. Ampal assumes no obligation to update or revise any forward-looking statements.